50 West Liberty Street, Suite 1000, Reno, Nevada 89501-1950 Telephone: 775-323-1980 Fax: 775-323-2339	3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89169 Telephone: 702-387-6073 Fax: 702-990-3564
www.shermanhoward.com

Exhibit 5.1

February 12, 2020

Ideanomics, Inc.

55 Broadway, 19th Floor

New York, New York 10006

Re:	Ideanomics, Inc./Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to Ideanomics, Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company of 33,282,578 shares (the “Shares”) of its common stock, $0.001 par value (the “Common Stock”) to be sold by certain stockholders (the “Selling Stockholders”) under a Registration Statement on Form S-1 (File No. 333-224382), as amended from time-to-time (the “Registration Statement”), under the Securities Act of 1933, as amended (“Securities Act”), as filed with the Securities and Exchange Commission (the “Commission”).

Of the 33,282,578 Shares subject to this opinion:

(a)	_______ Shares are issued and outstanding (the “Issued Shares”);

(b)	_______ Shares are issuable upon conversion of certain outstanding convertible debentures (the “Debentures”); and

(c)	_______ Shares are issuable upon exercise of an equal number of outstanding warrants (“Warrant”).

The Shares issuable upon conversion of the Debentures are referred to as the “Debenture Conversion Shares,” and the Shares issuable upon exercise of the Warrants are referred to as the “Warrant Shares.”

February 12, 2020 Page 2

For purposes of these opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a)       the Registration Statement;

(b)        Articles of Incorporation of the Company filed with the Nevada Secretary of State on October 19, 2004 (“Original Articles”), as amended by (i) Articles of Merger Pursuant to NRS 92A.200 filed with the Nevada Secretary of State on December 15, 2004 (“Articles of Merger”), (ii) Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations filed with the Nevada Secretary of State on January 27, 2005 (“First Amendment”), (iii) Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations filed with the Nevada Secretary of State on May 7, 2007 (“Second Amendment”), (iv) Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations filed with the Nevada Secretary of State on July 8, 2010 (“Third Amendment”), (v) Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations filed with the Nevada Secretary of State on February 23, 2011 (“Fourth Amendment”), (vi) Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations filed with the Nevada Secretary of State on February 9, 2012 (“Fifth Amendment”), (vii) Certificate of Amendment to Articles of Incorporation for Nevada Profit Corporations filed with the Nevada Secretary of State on November 2, 2016 (“Sixth Amendment”); (viii) Certificate of Amendment to Articles of Incorporation for Nevada Profit Corporations filed with the Nevada Secretary of State on July 12, 2017 (“Seventh Amendment”); and (ix) Certificate of Amendment to Articles of Incorporation for Nevada Profit Corporations filed with the Nevada Secretary of State on October 17, 2018 (“Eighth Amendment”) and collectively with the Original Articles, the Articles of Merger, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, and the Seventh Amendment, the “Articles of Incorporation”);

(c)       Second Amended and Restated Bylaws of the Company, adopted on January 31, 2014, as amended on March 26, 2015 and on November 20, 2015;

(d)       forms of agreements, resolutions of the Board of Directors, and such other matters as relevant related to the issuance of the Issued Shares, the Debentures, and the Warrants and the registration of the Issued Shares, the Debenture Conversion Shares, and the Warrant Shares under the Securities Act, and such other matters as relevant.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

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In our examination, we have assumed:

(a)        the legal capacity of all natural persons executing the documents;

(b)        the genuineness of all signatures on the documents;

(c)        the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies;

(d)        that the parties to such documents, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder; and

(e)        other than with respect to the Company, the due authorization by all requisite action, corporate or other, the execution and delivery by all parties of the documents, and the validity and binding effect thereof on such parties.

In rendering the opinions set forth below, we have also assumed that:

(a)       at or prior to the time of issuance and delivery, the Debenture Conversion Shares and the Warrant Shares will be registered by the transfer agent and registrar of such Shares;

(b)       the agreements governing the issuance of the Issued Shares, the Debentures, and the Warrants are enforceable in accordance with their respective terms;

(c)       the Debenture Conversion Shares will be issued upon conversion of the applicable Debenture in accordance with the terms thereof;

(d)       the Warrant Shares will be issued upon exercise of the applicable Warrants in accordance with the terms thereof;

(e)       the Company will keep reserved a sufficient number of shares of its Common Stock to satisfy its obligations for issuances of the Debenture Conversion Shares and the Warrant Shares;

(f)       upon issuance of any of the Debenture Conversion Shares and the Warrant Shares, the total number of shares of the Company’s Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Articles of Incorporation;

(g)       the persons identified as officers of the Company are actually serving in such capacity; and

February 12, 2020 Page 3

(h)       the Registration Statement will be declared effective.

We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents.

The opinions set forth below are also subject to the further qualification that the enforcement of any agreements or instruments referenced herein and to which the Company is a party may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Based on such examination, we are of the opinion that:

(a)       the Issued Shares have been duly authorized, were validly issued, and are fully paid and nonassessable;

(b)       the Debenture Conversion Shares have been duly authorized and when issued in accordance with the terms of the applicable Debentures, will be validly issued, fully paid, and nonassessable; and

(c)       the Warrant Shares have been duly authorized and upon issuance in accordance with the terms of the applicable Warrants, will be validly issued, fully paid, and nonassessable.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada (excluding securities laws). We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws related to the issuance and sale of the Shares.

February 12, 2020 Page 5

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

DRAFT

SHERMAN & HOWARD L.L.C.